Exhibit 99.2
Contacts: Sherman Miller, President and CEO
Max P. Bowman,

Vice President and CFO
(601) 948-6813
CAL-MAINE FOODS, INC. APPOINTS KEIRA LOMBARDO AS

COMPANY’S FIRST CHIEF STRATEGY OFFICER
RIDGELAND, Miss.(August 11, 2025)

—
Cal-Maine Foods, Inc. (NASDAQ: CALM (“Cal-Maine Foods” or
the “Company”),today announced the appointment of Keira Lombardo as the Company’s first-ever Chief
Strategy Officer (CSO), effective today.
The creation of this role underscores Cal-Maine Food’s

commitment to delivering long-term value
through operational excellence, innovation,

and deeper stakeholder

engagement. As CSO,

Lombardo will
work with

the senior

leadership team

to further

accelerate and

shape enterprise

priorities—building on

Cal-
Maine Food’s leadership role in a rapidly changing marketplace.
Lombardo is a

seasoned food and

agriculture executive

with over two

decades of experience

leading
transformation and

growth

across complex,

multi-stakeholder food

systems. She

brings

a

performance-
driven mindset

grounded in

purpose and

a deep

commitment to

the people

and principles

that power

a
resilient,

sustainable

food

supply—today

and

for

the

future.

Lombardo

most

recently

served

as

Chief
Executive Officer

of Dairy MAX,

a leading

dairy organization

representing 700 dairy

farmers and

15% of
the

U.S. milk

supply. Under

her

leadership, Dairy

MAX

implemented an

ROI-focused operating

model,
aligned its structure, talent, and strategic focus, and elevated dairy as a smart, affordable choice rooted in
wellness,

trust,

and

sustainability.

Before

joining

Dairy

MAX,

she

was

a

senior

executive

at

Smithfield
Foods, where she played a key role in repositioning the company from a commodity protein producer to a branded, purpose-driven

CPG business—leading

functions across

corporate affairs,

people and

culture, and
stakeholder strategy.
Lombardo’s

responsibilities

at

Cal-Maine

Foods

will

include

partnering

on

enterprise

strategy,
stakeholder engagement, corporate affairs, public relations, and digital integration.

She will work to align
the

Company’s internal

vision

with

external priorities,

ensuring that

purpose, performance,

and culture
reinforce one another.

“Keira

brings

a

rare

combination

of

strategic

discipline,

stakeholder

fluency,

and

food

system
insight to

Cal-Maine Foods,”

said Sherman

Miller, president

and chief

executive officer

of Cal-Maine

Foods.
“Her

leadership

will

support

our

ability

to

continue to

execute

our

long-term strategy

and

leverage

our
disciplined capital allocation

into meaningful

stakeholder returns—partnering

with the team

to unlock

new
growth opportunities,

navigate complexity, and strengthen our performance in a dynamic environment.”
Lombardo stated,

“Cal-Maine Foods

leads with

scale and

operational strength—and

continues to
evolve

through

innovation,

discipline,

and

strategic

focus.

I

look

forward

to

collaborating

with

the
leadership team to build on that momentum and help drive long-term value across the business.”
About Cal-Maine Foods
Cal-Maine

Foods,

Inc.

is

primarily

engaged

in

the

production,

packaging,

marketing

and
distribution

of

fresh

shell

eggs,

including

conventional,

cage-free,

organic,

brown,

free-range,

pasture-
raised

and

nutritionally

enhanced

eggs,

as

well

as

a

variety

of

egg

products

and

prepared

foods.

The
Company, which

is headquartered

in Ridgeland,

Mississippi, is

the largest

producer and

distributor of

fresh
shell eggs in the nation and sells most of its shell eggs throughout the majority of the United

States.
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